EXHIBIT 10.3

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1)	All director annual retainer and applicable fees will be paid in the form of a grant of Restricted Stock Units (“RSUs”) pursuant to the Company’s 2004 Performance Incentive Plan (the “Plan”).

2)	RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date but will vest in full on the earlier of (i) the date the applicable Director ceases to be a Director of the Company or (ii) a Change in Control (as defined in the Plan).

3)	Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out at the same time the corresponding portion of the award vests.

4)	The Company may elect to make payment upon vesting of the RSUs in the form of Company common stock or cash.

5)	The schedule of fees is as follows:

Base Fee:
Director annual retainer	$220,000

Additional Fees:
Chairman of the Board	$200,000	*
Chairman of Audit Committee	$35,000
Chairs of other Committees	$20,000
Audit Committee member other than Chairman	$20,000

*	To be reduced to $150,000 for grants made at or after the date of the 2008 Annual Meeting of Shareholders.

Approved by the Board of Directors on July 25, 2007